UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 13, 2020

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

Bermuda		0-24796	98-0438382

(State or other jurisdiction of incorporation and organisation)		(Commission File Number)	(IRS Employer Identification No.)

O'Hara House,
3 Bermudiana Road,
Hamilton,	Bermuda		HM 08
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.08	CETV	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously reported in the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on October 28, 2019 by Central European Media Enterprises Ltd. (the “Company”), the Company entered into an Agreement and Plan of Merger, dated as of October 27, 2019 (the “Merger Agreement”), by and among the Company, TV Bidco B.V., a Netherlands private limited liability company (“Parent”), and TV Bermuda Ltd., a Bermuda exempted company limited by shares and a wholly owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are affiliates of PPF Group N.V., a Netherlands public limited liability company (“PPF”). On October 13, 2020, pursuant to the Merger Agreement and the statutory merger agreement (the “Bermuda Merger Agreement”) required in accordance with Section 105 of the Companies Act 1981 of Bermuda, as amended, Merger Sub was merged with and into the Company, with the Company continuing as the surviving company (the “Surviving Company”) and a wholly owned subsidiary of Parent (the “Merger”).

Item 1.02    Termination of a Material Definitive Agreement.

Effective as of October 13, 2020, the Company terminated (1) the Credit Agreement, dated as of September 30, 2015, as amended as of February 19, 2016, June 22, 2017, April 25, 2018, and August 29, 2018, among the Company, Warner Media, LLC (f/k/a Time Warner Inc.) (“Warner Media”), as guarantor, the lenders from time to time party thereto, and BNP Paribas (“BNP”), as administrative agent; (2) the Credit Agreement, dated as of February 19, 2016, as amended as of June 22, 2017, April 25, 2018, and August 29, 2018, among CME Media Enterprises B.V. (“CME BV”), the Company, Warner Media, as guarantor, the lenders from time to time party thereto, and BNP, as administrative agent; (3) the Second Amended And Restated Revolving Loan Facility Credit Agreement, dated as of May 2, 2014, as amended and restated as of February 19, 2016, and as further amended and restated as of April 26, 2018, among the Company, the lenders party thereto and Warner Media; and (4) the Second Amended And Restated Reimbursement Agreement, originally dated as of November 14, 2014, as amended and restated as of February 19, 2016, and as further amended and restated as of April 26, 2018, among the Company, CME BV and Warner Media. Concurrently with the termination of these agreements, the Company and CME B.V. repaid all outstanding borrowings, all unpaid fees and other obligations thereunder. There were no amounts outstanding under any of these agreements at the time of termination.

Item 2.01    Completion of Acquisition or Disposition of Assets.

On October 13, 2020, the Merger became effective upon the issuance of a certificate of merger by the Registrar of Companies in Bermuda (the “Effective Time”). At the Effective Time, (1) each outstanding share of Class A Common Stock, par value $0.08 per share, of the Company (the “Common Shares”) was converted into the right to receive $4.58 in cash, without interest (“Common Share Consideration”); (2) the outstanding share of Series A Convertible Preferred Stock, par value $0.08 per share (“Series A Preferred Share”), of the Company was converted into the right to receive $32,900,000 in cash, without interest; and (3) each outstanding share of Series B Convertible Redeemable Preferred Stock, par value $0.08 per share (“Series B Preferred Shares”), of the Company was converted into the right to receive $1,630.875 in cash, without interest. Each Company RSU (as defined in the Merger Agreement) outstanding immediately prior to the Effective Time was converted into the right of the holder thereof to receive the Common Share Consideration (less the amount of any applicable tax withholding) with respect to each Common Share underlying such Company RSU and each Company Option (as defined in the Merger Agreement) outstanding immediately prior to the Effective Time was converted into the right of the holder thereof to receive a cash payment (less the amount of any applicable tax withholding) equal to the product of (i) the total number of Common Shares underlying such unexercised Company Options immediately prior to the Effective Time and (ii) the excess of the Common Share Consideration over the exercise price per Common Share of such Company Option.

The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the SEC on October 28, 2019, and is incorporated by reference into this Item 2.01.

The information set forth in the Introductory Note and the disclosure regarding the Merger and the Merger Agreement under Item 5.01 of this report is incorporated by reference into this Item 2.01.

Item 3.01    Notice of Delisting for Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the Company requested that Nasdaq halt trading in the Common Shares prior to Nasdaq market opening on October 13, 2020, suspend trading in the Common Shares as of close of business on October 13, 2020 and file a notification of removal from listing and registration on Form 25 with the SEC notifying the SEC of the delisting of Common Shares from Nasdaq and the withdrawal of registration of Common Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, trading of Common Shares was halted prior to the opening of Nasdaq on October 13, 2020 and trading of Common Shares will be suspended effective on October 14, 2020. Following the effectiveness of the Form 25, the Surviving Company intends to file with the SEC a certification on Form 15 regarding the termination of registration of Common Shares under the Exchange Act and the suspension of the Surviving Corporation’s reporting obligations with respect to Common Shares.

On October 13, 2020, the Company notified the Prague Stock Exchange (the “PSE”) of the completion of the Merger and requested that Common Shares be withdrawn from listing on the PSE.

The information set forth in the Introductory Note and under Item 2.01 of this report is incorporated by reference into this Item 3.01.

Item 3.03    Material Modifications to Rights of Security Holders.

At the Effective Time, each outstanding Common Share, the Series A Preferred Share and each Series B Preferred Share were converted into the right to receive the consideration as described under Item 2.01 and each holder of such securities immediately prior to the Effective Time ceased to have any rights as a stockholder of the Company (other than the right to receive the applicable cash consideration).

The information set forth in the Introductory Note and under Items 2.01, 3.01, 5.01 and 5.03 of this report is incorporated by reference into this Item 3.03.

Item 5.01    Changes in Control of Registrant.

As a result of the Merger, a change in control of the Company occurred, and the Company is now a wholly-owned subsidiary of Parent.

The amount of approximately $2.2 billion to complete the Merger and related transactions and pay related fees and expenses was funded through a combination of equity contributions by PPF, proceeds of a debt financing of Parent, and cash from the Company and/or its subsidiaries.

The information set forth in the Introductory Note and under Items 2.01 and 5.02 of this report is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger (and not as a result of any disagreement with the Company) and pursuant to the Merger Agreement, at the Effective Time, John K. Billock, Peter Knag, Alfred W. Langer, Parm Sandhu, Kelli Turner and Trey Turner ceased serving as the directors of the Company. Jan Tomanik and Lubomír Král, the directors of Merger Sub, became directors of the Surviving Company as of the Effective Time.

In connection with the consummation of the Merger (and not as a result of any disagreement with the Company), each of Michael Del Nin, the Company’s co-Chief Executive Officer, Christoph Mainusch, the Company’s co-Chief Executive Officer, David Sturgeon, the Company’s Chief Financial Officer, and Daniel Penn, the Company’s General Counsel, entered into a settlement agreement (collectively, the “Settlement Agreements”) on October 13, 2020 pursuant to which, among other things, (i) the employment of each executive is being terminated and (ii) the Company has agreed to make certain termination payments pursuant to each executive’s Amended and Restated Contract of Employment with a wholly owned subsidiary of the Company, each dated as of December 21, 2017. Pursuant to the Settlement Agreements, each of Michael Del Nin, Christoph Mainusch, David Sturgeon and Daniel Penn resigned from their positions as officers of the Surviving Company as of the Effective Date, and is resigning any other appointments, offices, directorships or similar roles with the Company’s subsidiaries he may hold as of his termination date (as defined in the corresponding Settlement Agreement). As of Effective Time, Lubomír Král was appointed as President of the Surviving Company and Walkers Corporate (Bermuda) Limited was appointed as Secretary of the Surviving Company.

The foregoing description of the Settlement Agreements does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreements, which are filed as Exhibits 10.2, 10.3, 10.4 and 10.5 to this report and are incorporated herein by reference.

The information set forth in the Introductory Note and under Item 2.01 of this report is incorporated by reference into this Item 5.02.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As of the Effective Time, the memorandum of association and Bye-laws of the Company were amended and restated to be substantially identical to the memorandum of association and the bye-laws of Merger Sub immediately prior to the Effective Time. A copy of the memorandum of association and the bye-laws of the Surviving Company are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

The information set forth in the Introductory Note and under Item 2.01 of this report is incorporated by reference into this Item 5.03.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.    Description
3.1 Amended and Restated Memorandum of Association of Central European Media Enterprises Ltd.
3.2 Amended and Restated Bye-laws of Central European Media Enterprises Ltd.
10.1 Agreement and Plan of Merger, dated as of October 27, 2019, among TV Bidco B.V., TV Bermuda Ltd., and Central European Media Enterprises Ltd. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on October 28, 2019).
10.2 Settlement Agreement, dated October 13, 2020, between CME Media Services Limited and Michael Del Nin.
10.3 Settlement Agreement, dated October 13, 2020, between CME Media Services Limited and Christoph Mainusch.
10.4 Settlement Agreement, dated October 13, 2020, between CME Media Services Limited and David Sturgeon.
10.5 Settlement Agreement, dated October 13, 2020, between CME Media Services Limited and Daniel Penn.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
Date: October 13, 2020	/s/ Lubomír Král
Lubomír Král
President